EXECUTION VERSION

BPZ ENERGY INTERNATIONAL HOLDINGS, L.P.
BPZ ENERGY LLC
BPZ RESOURCES, INC.

December 26, 2012

PACIFIC STRATUS ENERGY S.A.
PACIFIC STRATUS INTERNATIONAL ENERGY LTD.

Re: Closing Letter Concerning BPZ Norte Oil S.R.L.

Ladies and Gentlemen;

This Closing Letter Agreement (the "**Letter Agreement**") is entered into on December 26, 2012 by and among: (i) BPZ Energy International Holdings, L.P., a limited partnership organized and existing under the laws of the British Virgin Islands, whose registered office is at Abbott Building P.O. Box 3099, Road Town, Tortola, British Virgin Islands ("**BPZ IH**"); (ii) BPZ Energy LLC, a limited liability company organized and existing under the laws of Texas whose registered office is at 580 Westlake Park Boulevard Suite 525, Houston Texas 77079 ("**BPZ LLC**" and, together with BPZ IH, the "**Sellers**", and each individually a "**Seller**"); and BPZ Resources, Inc., a Texas corporation organized and existing under the laws of Texas whose registered office is at 580 Westlake Park Boulevard Suite 525, Houston Texas 77079 ("**BPZ Resources**" or "**Borrower**"); (iii) Pacific Stratus Energy S.A., a company organized and existing under the laws of Panamá, whose registered office is at Edificio Plaza Credicorp Bank, Piso 26, Calle 50, Avenida Nicanor A. de Obarrio, Panamá, República de Panamá ("**Buyer**"); (iv) Pacific Stratus International Energy Ltd., a company organized and existing under the laws of British Columbia, whose registered office is at 1188 West Georgia Street, Suite 650, Vancouver BC V6E 4A2, Canada ("**PRE Lender**") and (v) Pacific Rubiales Energy Corp. a company organized and existing under the laws of British Columbia, whose registered office is at 1188 West Georgia Street, Suite 650, Vancouver BC V6E 4A2, Canada ("**Buyer Guarantor**" and, collectively with the Sellers, the Borrower, Buyer and PRE Lender, the "**Parties**"), with respect to that certain Stock Purchase Agreement (the "**Stock Purchase Agreement**"), dated April 27, 2012, by and among Sellers, Borrower, Buyer and PRE Lender. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Stock Purchase Agreement, and unless otherwise specified references to Sections are to Sections of the Stock Purchase Agreement.

BACKGROUND

1. Over the last several months, the Parties have been discussing accelerating Completion of the transactions contemplated by the Stock Purchase Agreement such that completion could occur prior to the enactment of the Peruvian Government Supreme Decree approving the License amendment and authorizing Perupetro to sign the License DOT (such approval the "**Supreme Decree**");

2. To that end, the Parties have agreed and have proceeded as follows:

(a) On December 10, 2012, BPZ E&P and Newco elected to clarify the Spin-off DOT executed on October 23, 2012, by means of a deed of trust "(the "**Spin-Off Clarification DOT**"): (i) stipulating December 12, 2012 as the Spin-off effective date and (ii) determining that the net worth block would be segregated from BPZ E&P and transferred to Newco as of December 12, 2012 and would include an undivided 49% Participating Interest in the License and those assets and liabilities listed on Appendix A hereto.

(b) The Spin-Off Clarification DOT was executed on December 11, 2012, and the Spin-Off became effective on December 12, 2012;

(c) On December 12, 2012, Perupetro approved Buyer Guarantor's qualification to become Newco's corporate guarantor under the License, and on December 14, 2012 BPZ E&P, and Buyer (on behalf of Newco) and Perupetro representatives approved the terms of the amendment to the License (the "**License Amendment**"), which amendment (i) recognizes Newco as a Party to the License with a 49% Participating Interest in the License as a result of the Spin-off and (ii) includes Buyer Guarantor as Newco's corporate guarantor under the License, and the License Amendment was approved by Perupetro's Board of Directors on December 17, 2012, and subject to the remainder of the Government Approvals;

(d) On December 14, 2012, all of the Participating Units of Newco were transferred to Buyer by means of the Transfer DOT signed by Sellers and Buyer on December 11, 2012; and

(e) On December 14, 2012, the Parties executed a letter agreement (the "**Standstill Letter**") memorializing their mutual agreement with respect to certain steps being taken to consummate the transactions set forth in the Stock Purchase Agreement and to effect a "standstill" while this Letter Agreement is being negotiated.

PURPOSE

1. The purpose of this Letter Agreement is to effect "Completion" under the Stock Purchase Agreement prior to the enactment of the Supreme Decree; and

2. The Parties desire to waive or modify certain warranties, conditions precedent, covenants and other provisions in the Stock Purchase Agreement, on the terms and conditions set forth in this Letter Agreement.

AGREEMENTS

In consideration of the mutual promises set out herein and for other valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties agree as follows:

1. Commercial Agreements. Effective as of the date of this Letter the Parties agree as follows:

(a) Amendment(s) to Stock Purchase Agreement. The Parties hereby agree to amend the Stock Purchase Agreement as follows:

(i) the definitions of "Completion" and "Completion Date" no longer contemplate or require the receipt of any Governmental Approval beyond Perupetro's Board of Directors approval of the License Amendment;

(ii) and any and all references to "Participating Interest" other than: (A) in the definitions of 49 CEE Note, 51 CEE Note, 49% CEE Statement, 51% CEE Statement, Assets, Government Approvals, Material Adverse Change, and Spin-off DOT and (B) in Sections 4.7.1.5, 4.8.1.2, 8.2.1.2, 8.3.1.1, 8.3.1.2, 8.3.1.3 and 9.1.2 shall be and hereby are amended in all respects required so as to eliminate any and all references to the License, for the avoidance of doubt giving effect to the other amendments to the Stock Purchase Agreement set forth in this Letter Agreement; provided, that the inclusion of the term "Participating Interest" in the definition of "Assets" shall not be interpreted in the Stock Purchase Agreement or this Closing Letter, where the word "Assets" appears, to indicate that Sellers are representing a state of facts or belief other than as set forth in Section 3.1.7 as modified by this Letter Agreement.;

(iii) the definition of "Parties" is hereby amended to add the Buyer Guarantor thereto;

(iv) to delete the phrase "undivided 49% Participating Interest in the License and a" from Section 2.2.1;

(v) to delete Section 2.4.2 in its entirety;

(vi) to modify the first paragraph of Section 3.1.2 by deleting the phrase "As of the Completion Date" and inserting "It is acknowledged by the Parties that as of December 12, 2012" in its place, and replacing "shall be" in the first line thereof with "were";

(vii) to delete the second sentence of Section 3.1.7 in its entirety and replace it with the following text: "On the Completion Date: (a) BPZ E&P and Newco together hold a 100% Participating Interest in the License, (b) Newco will be the legal and beneficial holder of a 49% undivided interest in the Contracts (other than the License), and (c) Newco will be the legal and beneficial owner of a 49% undivided interest in the Assets excluding the License and the Contracts, in each case free and clear of all overriding royalty interests, carried interests, net profit interests, mortgages, charges, pledges, liens, options, pre-emptive rights (such as preferential purchase rights and rights of first refusal) and other claims, demands, court orders or judgments, arbitral awards, administrative orders, or encumbrances of any kind other than (i) royalties or other entitlements of the Government pursuant to the laws and regulations of the State, (ii) amounts for materials and services provided in connection with petroleum operations under the License, which are not yet due, and (iii) those arising from the transactions contemplated by this Agreement or the Associated Agreements. Upon (a) the enactment of the Peruvian Government Supreme Decree approving the License amendment and authorizing Perupetro to sign the License DOT, and (b) the subsequent execution and registration of the License DOT by Perupetro, Newco

and Pacific Rubiales Energy Corp., Newco will be the owner of a 49% undivided interest in the License, free and clear of all overriding royalty interests, carried interests, net profit interests, mortgages, charges, pledges, liens, options, pre-emptive rights (such as preferential purchase rights and rights of first refusal) and other claims, demands, court orders or judgments, arbitral awards, administrative orders, or encumbrances of any kind other than (i) royalties or other entitlements of the Government pursuant to the laws and regulations of the State, (ii) amounts for materials and services provided in connection with petroleum operations under the License, which are not yet due, and (iii) those arising from the transactions contemplated by this Agreement or the Associated Agreements.";

(viii) to insert the phrase "(other than any created by the transactions contemplated hereby)" after the word "agreement" in the second to last line of Section 3.1.9;

(ix) to delete the phrase "those arising pursuant to the ownership of the Participating Interest," from Section 3.1.35;

(x) to insert the phrase "other than as required to carry out, or in connection with, the Spin-Off" in the first line of Sections 4.7.1.1, 4.7.1.2, 4.7.1.4 and 4.7.1.6;

(xi) to delete the phrase "Interim Period" in the first line of Section 4.8.1 in its entirety and insert in its place the phrase "period beginning on the Signing Date and ending on the date that the Government Approvals which were not obtained prior to Completion are received and the Associated Agreements ratified";

(xii) to delete Section 4.8.2 in its entirety;

(xiii) to delete the phrase "(except for Sections 5.1.1 and 5.1.5, which must be satisfied and cannot be waived)" in the first paragraph of Section 5.1;

(xiv) to delete the phrase "(except for Sections 5.2.1 and 5.2.5, which must be satisfied and cannot be waived)" in the first paragraph of Section 5.2;

(xv) to delete Sections 7.1.4(a), 7.1.4(c), 7.1.4 (d) and 7.1.5 in their entirety;

(xvi) to delete Sections 10.2 and 10.3 in their entirety;

(xvii) to delete in its entirety Attachment A-2 (the "Step Plan and Transfer Memorandum") and all references thereto and to the Step Plan and Transfer Memorandum;

(xviii) all references in the Share Purchase Agreement to "this Agreement" or other phrases of like import shall as of the date hereof be deemed for all purposes to refer to the Share Purchase Agreement as amended by this Letter Agreement; and

(xix) to delete Section 1.2.11 in its entirety and replace it with the following text: "A Party may amend a Schedule hereto, to reflect events occurring or facts or

circumstances arising after the Signing Date until prior to Completion on the Completion Date.".

(b) Waiver of Conditions Precedent.

(i) The Seller Parties hereby waive the Seller Parties' Conditions Precedent set forth in Sections 5.1.1, 5.1.5 and 5.1.6; and

(ii) The Buyer Parties hereby waive the Buyer Parties' Conditions Precedent set forth in Sections 5.2.1, 5.2.5, 5.2.7 and 8.2 (as to the 5 Business Day prior notice).

(c) Waiver of Completion Date Deliverables.

(i) The Seller Parties hereby waive the delivery of the items set forth in Section 7.1.3.2 (with respect to the Certificate as to the Conditions in Section 5.1 which have been waived herein) and 7.1.4; and

(ii) The Buyer Parties hereby waive the delivery of the items set forth in Sections 7.1.2.1, 7.1.2.3 (with respect to the certificate as to the Conditions in Section 5.2 which have been waived herein) and 7.1.2.9 and 7.1.4.

(d) Deemed Completion. The Parties hereto irrevocably agree that on the basis of the amendments and waivers set forth in sub-clauses (a), (b) and (c) above the Completion Date is for all purposes and for all time the date of this Letter Agreement.

(e) Certain Warranties.

(i) Each of the Sellers jointly and severally makes as of the Completion Date the warranties contained in Section 3.1 (giving effect to the amendments and waivers in this Letter Agreement) unless otherwise provided and subject to the provisions of the Stock Purchase Agreement and in particular the exclusions and limitations in Section 9 thereof.

(ii) Buyer warrants to Sellers as of the Completion Date, unless otherwise provided, the warranties contained in Section 3.2 (giving effect to the amendments and waivers in this Letter Agreement).

(f) Treatment of Shareholder Note, 49 CEE Note and 51 CEE Note; Transfer of Notes; Cancellation of Notes. In accordance with Section 8.2.1.1 and 8.2.1.2, certain portions of the indebtedness evidenced by the 49 CEE Note and 51 CEE Note are as of the Completion Date contributed to Newco or applied as follows:

(i) indebtedness of $44,095,711.39 previously represented by the 49 CEE Note shall be contributed to and assumed by Newco;

(ii) indebtedness of $45,895,536.35 previously represented by the 51 CEE Note shall be contributed to and assumed by Newco;

(iii) indebtedness of $20,083,045.65 represented by the 49 CEE Note shall be applied as an adjustment as provided by Section 8.2.1.2; and

(iv) indebtedness of $20,902,761.79 represented by the 51 CEE Note shall be applied as an adjustment as contemplated by Section 8.2.1.2.

and in furtherance of the foregoing the Parties agree that Newco shall promptly after the Completion Date make such entries on its books and records and, to the extent deemed necessary or advisable by the Parties issue new notes in an appropriate amount. By its signature hereto, PRE Lender: (a) acknowledges the cancellation in all respects of the Initial Note and concurrently with the execution of this Letter Agreement returns the Initial Note to the Borrower, and (b) that acknowledges the cancellation in all respects of the 49 CEE Note and 51 CEE Note such that BPZ Resources, Inc. is no longer obligated in any respect thereunder, and that Newco has, as described in subclauses (i) and (ii) above, assumed all obligations with respect to indebtedness represented thereby, subject to the immediately preceding sentence and concurrently with the execution of this Letter Agreement returns the 49 CEE Note and 51 CEE Note to the Borrower.

(g) Making of Loan. Concurrent with the execution of this Letter Agreement, the PRE Lender shall make the $85,000,000.000 loan evidenced by the Final Note, in accordance with Section 8.1.1.3. Thereupon, Borrower shall deliver the Final Note to the PRE Lender.

(h) Payment Date Adjustments; Waiver. The Parties agree that the Maximum Carry Amount of $185,000,000.00 shall be adjusted as follows:

(i) upwards by $32,570,960.95 (in respect of Operating Expenses, pursuant to Section 8.3.1.1);

(ii) downwards by $56,113,607.11 (in respect of Hydrocarbon proceeds, pursuant to Section 8.3.1.2);

(iii) upwards by $5,179,382.15 (in respect of Peruvian Income Tax pursuant to Section 8.3.1.3); and

(iv) downwards by $33,555,699.81 (in respect of the 51 CEE Note, in accordance with Section 8.3.1.4),

such that the Maximum Carry Amount, so adjusted, is $133,081,036.18.

(i) Covenant Regarding Post Completion Actions. Following the Completion Date, both the Sellers and the Buyer Parties shall use commercially reasonable endeavors to obtain those Government Approvals which were not obtained by the Parties prior to Completion (the "Final Government Approvals"). In addition: (x) as soon as is practicable after the Completion Date and receipt of the Final Government Approvals, the Sellers shall procure that BPZ E&P and BPZ Resources shall, and Buyer shall procure that Newco and Pacific Rubiales Energy Corp. shall (A) execute the License DOT amending the License to recognize Newco as a party to the License with a 49% Participating Interest in the License and add Pacific Rubiales Energy Corp. as a corporate guarantor of Newco under the License and (B) ratify the Associated Agreements,

and (y) as soon as practicable after the Completion Date, Buyer shall complete preparation of the Transition Plan in accordance with Section 4.11, and Sellers shall use commercially reasonable efforts to cooperate with such efforts, as reasonably requested by Buyer, whereupon, promptly upon approval of such Transition Plan by the Operating Committee under the JOA, the Parties each will cause BPZ E&P and Newco to enter into the Operating Services Agreement irrespective of whether the Final Governmental Approvals have been received by such time.

(j) Guarantee. The Buyer Parties shall indemnify (and keep indemnified), save, and hold harmless Borrower as corporate guarantor under the License from and against any and all claims, demands, causes of action, losses or damages with respect to Newco's 49% Participating Interest for the period beginning on (i) the Completion Date and ending on (ii) the date that Pacific Rubiales Energy Corp. shall become party to the License as Newco's corporate guarantor thereunder, as contemplated by Section 4.9, and for the avoidance of doubt this indemnity obligation shall continue to be supported by the Buyer Guarantee in accordance with Section 9.1.2 of the Stock Purchase Agreement.

(k) Amendment to Carry Agreement. The "Carry Start Date" in the Carry Agreement shall irrespective of the terms of the Carry Agreement shall now be for all purposes December 14, 2012.

(l) Acts Not Breaches. The Parties agree that to the extent that any act, omission or other matter contemplated in the Stock Purchase Agreement is consistent with the purpose or terms of this Letter Agreement, such act, omission or other matter shall not constitute a breach or default under the Stock Purchase Agreement.

(m) Waiver of Any Breaches. The Parties agree that to the extent any transaction, act, omission or other matter contemplated in this Letter Agreement constitutes a breach of any warranty or covenant made in the Stock Purchase Agreement or in any Associated Agreement, each Party hereby irrevocably waives such breach.

(n) Termination of Standstill Letter. Effective as of the Completion Date, the Standstill Letter is terminated in all respects.

(o) Certain Future Events. If during the period beginning on the Completion Date and ending on the one (1) year anniversary thereof the Buyer shall: (i) receive a notice from the Government of Peru advising the Buyer that the Government of Peru will not grant the Supreme Decree (any such notice an "**Adverse Notice**") and (ii) solely as a result of the Adverse Notice and any associated Governmental actions the Buyer is deprived of the opportunity to enjoy the economic benefits and detriments which may be derived from the License (other than the economic benefit arising from alienability of the License) exercised through the JOA and OSA (in each case as amended by this Letter Agreement) (the occurrence of (i) and (ii) above being referred to herein as the "**Specified Condition**") then the provisions of Annex I to this Letter Agreement shall apply. The provisions of Annex I shall also apply in the event of a termination of the License occurring prior to the earliest of (i) the issuance of the Supreme Decree, (ii) receipt of the Adverse Notice; or (iii) the one (1) year anniversary of the Completion Date (a "**License Termination**").

(p) Exception. Notwithstanding the amendment to the definition of "Percentage Interest" in sub-clause (a)(ii) above, the Parties acknowledge and agree that solely for the purpose of making the Warranty in Section 3.1.7 (as amended by sub-clause (a)(vii) above), to the extent that "Contracts" are defined by reference to the term "Percentage Interest" the term "Percentage Interest" shall include reference to the License.

(q) Reaffirmation. Subject to the provisions of sub-clauses (l), (m) and (p) above, the Parties acknowledge and agree that other than the amendments thereto (and waivers and acknowledgements thereunder) reflected in this Letter Agreement, all other provisions of the Stock Purchase Agreement remain in full force and effect in accordance with the Stock Purchase Agreement.

(r) Tax Matters. For the avoidance of doubt, the Parties agree that the Tax liabilities and obligations of Newco, as from December 14, 2012, shall be for the account of, and borne by, the Buyer.

2. Miscellaneous Provisions.

(a) Governing Law and Dispute Resolution. This Letter Agreement including any non-contractual obligations arising out of or in connection with this Letter Agreement shall be governed by and construed in all respects in accordance with the law of England and Wales, without giving effect to any conflicts of laws principles that could require the application of any other law. Any dispute arising from this Letter Agreement shall be resolved in accordance with Section 14.2.

(b) Notices. Section 13 of the Stock Purchase Agreement is incorporated by reference as if set forth in its entirety herein.

(c) Further Assurances. After Completion, each Party shall, and shall cause their respective Affiliates to, take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Letter Agreement or of any document delivered pursuant to this Letter Agreement.

(d) Assistance. If requested by the other Party, a Party shall at its cost provide to the requesting Party, and if required by the Government, documentation evidencing the corporate authority for its representative to execute this Letter Agreement.

(e) Responsibility for Costs. Except as expressly set out in this Letter Agreement, each Party shall be liable for its own legal, accounting and other costs and expenses that are incurred by such Party in connection with the negotiation of this Letter Agreement and the performance of such Party's obligations under this Letter Agreement.

(f) Conflict. In the event of any conflict or inconsistency within the various provisions of this Letter Agreement and any Associated Agreement, the terms of this Letter Agreement shall control.

(g) Severability. Any term or provision of this Letter Agreement judicially determined to be invalid or unenforceable shall be deemed, to the extent so determined, invalid or unenforceable, but the remainder of this Letter Agreement, or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

(h) Joint Preparation. Each provision of this Letter Agreement shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Letter Agreement.

(i) Letter Agreement Survives Completion. This Letter Agreement (other than obligations that have already been fully performed) remains in full force after Completion.

(j) Interest on Late Payment. Where a sum is required to be paid under this Letter Agreement but is not paid before or on the date the parties agreed, the party due to pay the sum shall also pay interest on that sum for the period beginning with that date and ending with the date the sum is paid (and the period shall continue after as well as before judgment). The rate of interest shall be four per cent per annum above the base lending rate for the time being of Barclays Bank PLC. Interest shall accrue on a daily basis and be compounded quarterly. This Clause 14.9 is without prejudice to any claim for interest under the law.

(k) No Third Party Beneficiaries. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Letter Agreement and no term of this Letter Agreement shall be enforceable by a third party.

(l) Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Letter Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Letter Agreement be deemed or construed to create a mining or other partnership, or association or (except as explicitly provided in this Letter Agreement) a trust. This Letter Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Letter Agreement. In their relations with each other under this Letter Agreement, the Parties shall act in good faith and shall deal fairly with each other but shall not be considered fiduciaries except as expressly provided in this Letter Agreement.

(m) Waiver. Unless expressly provided in this Letter Agreement, a delay on the part of either Party in exercising its rights under this Letter Agreement or failure to exercise its rights shall not operate as a waiver of such rights. Any tacit or implicit waiver by either Party of a right or remedy under this Letter Agreement in a particular instance shall not operate as a waiver of such right or remedy in any other instance or as to any such Party.

(n) Amendment. This Letter Agreement may be amended only by written agreement between the persons party hereto, executed by duly authorized representatives.

(o) Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

(p) Entirety. This Letter Agreement (including its Schedules and Attachments) together with the Transaction Documents set out the entire agreement of the Parties regarding the subject matter hereon and thereon and supersedes all prior agreements and undertakings, oral or written, between the Parties with respect to the subject matter of this Letter Agreement.

(q) Language. Each notice or other communication under or in connection with this Letter Agreement shall be in English or if not in English, accompanied by an English translation made by a translator and certified by an officer of the Party giving the notice to be accurate.

[Signature Page Follows]

IN WITNESS of their agreement, each Party has caused this Letter Agreement to be executed by its duly authorized representative, on the date first written above.

BPZ ENERGY INTERNATIONAL HOLDINGS, L.P.
as Seller

By: [signature]

Name: Richard Menniti

Title: Chief Financial Officer

BPZ ENERGY LLC
as Seller

By: [signature]

Name: Richard Menniti

Title: Chief Financial Officer

BPZ RESOURCES, INC.
as Borrower

By: [signature]

Name: Durkin Ledgard

Title: Chief Legal Officer

PACIFIC STRATUS INTERNATIONAL ENERGY LTD.
as PRE Lender

By: ______________________

Name:

Title:

PACIFIC STRATUS ENERGY S.A.
as Buyer

By: ______________________

Name:

Title:

PACIFIC RUBIALES ENERGY CORP.
as Buyer Guarantor

By: ______________________

Name:

Title:

IN WITNESS of their agreement, each Party has caused this Letter Agreement to be executed by its duly authorized representative, on the date first written above.

BPZ ENERGY INTERNATIONAL HOLDINGS, L.P.
as Seller

By: ______________________

Name:

Title:

BPZ ENERGY LLC
as Seller

By: ______________________

Name:

Title:

BPZ RESOURCES, INC.
as Borrower

By: ______________________

Name:

Title:

PACIFIC STRATUS INTERNATIONAL ENERGY LTD.
as PRE Lender

By: [signature]

Name: LAURENAO SIEGMUND

Title: PROXY

PACIFIC STRATUS ENERGY S.A.
as Buyer

By: [signature]

Name: LAURENAO SIEGMUND

Title: DIRECTOR

PACIFIC RUBIALES ENERGY CORP.
as Buyer Guarantor

By: [signature]

Name: PETER VOLK

Title: GENERAL COUNSEL

[Signature Page to Completion Date Letter Agreement]

<u>Appendix A</u>
Certain Assets

[Attached]

Annex I
Certain Future Events

Upon the occurrence of the Specified Condition or a License Termination, (i) the Buyer shall deliver written notice thereof to the Sellers (such notice, the "**Resale Notice**"), and (ii) within ten (10) Business Days of the receipt by Sellers of the Resale Notice or notice of the License Termination, representatives of the Parties shall meet to discuss the mechanism and agree the date for transferring ownership of the Participating Interest and the Participating Units from Buyer to Sellers (such transfer the "**Resale Transaction**" and the date of such transfer, the "**Resale Date**"); provided, that in the event that the Parties shall disagree as to whether the Specified Condition has occurred, as to the Resale Date, or as to who among the Parties, if any, was responsible for the occurrence of the Specified Condition or License Termination, the matter shall be submitted for resolution in accordance with Section 14.2. Irrespective of the application of subclauses (a) through (c) below, and notwithstanding any provision of the Stock Purchase Agreement to the contrary, the Buyer Parties shall indemnify (and keep indemnified)the Seller Parties against all claims, demands, causes of action, losses or Damages or Actions that are Peruvian Tax liabilities resulting from or arising out of the Resale Transaction.

In addition:

(a) If the Specified Condition or a License Termination occurs directly and primarily as a result of the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel of the Sellers or Sellers' Affiliates, then: (x) the Associated Agreements shall terminate as of the date of the Adverse Notice, and (y) Borrower shall pay to PRE Lender the PI Repayment Amount (as defined in the Security Agreements) on the dates and in the amounts indicated in Schedule A, and subject to the further covenants and terms specified in Schedule A.

(b) If the Specified Condition or a License Termination occurs directly and primarily as a result of the Gross Negligence or Willful Misconduct of Senior Supervisory Personnel of a Buyer Party, Buyer Guarantor, or Buyer's Affiliates, then: (x) the Associated Agreements shall terminate as of the date of the Adverse Notice, (y) the Final Note (to the extent not already paid and cancelled) shall be deemed paid in full and cancelled and neither Borrower nor any of its Affiliates shall be under any further obligation to repay the loans or other amounts represented thereby, and (z) Buyer shall on the Resale Date pay over to Sellers an amount equal to the unpaid balance of the Maximum Carry Amount, and all of the foregoing amounts, which are collectively referred to as the "**Seller Retentions**", shall constitute liquidated damages. It is expressly understood that in the case where the Adverse Notice shall have been primarily as a result of the Gross Negligence or Willful Misconduct of the Senior Supervisory Personnel of a Buyer Party, Buyer Guarantor, or Buyer's Affiliates the Sellers shall be entitled to retain the aggregate amount of: (1) all loans extended to Borrower whether under the Final Note, the 51 CEE Note, or the 49 CEE Note or otherwise, and (2) the contributions or advances or payments made under the JOA, in each case as liquidated damages.

(c) If the Specified Condition or a License Termination occurs through no fault of either the Seller Parties or the Buyer Parties or their respective Affiliates then the Borrower shall on the Resale Date pay to PRE Lender an amount equal to (i) $335,000,000.00, minus (ii) any remaining unpaid carry obligations up to the amount of the Maximum Carry, minus (iii) without duplication, cash distributed (or, in the case of Hydrocarbons delivered to Buyer, if any, the sale price of such Hydrocarbons) to Buyer pursuant to the JOA.

(d) The Parties acknowledge and agree that the retention by Sellers of the Seller Retentions in sub-clause (b) above: (i) is intended to constitute a genuine pre-estimate of the loss that would result for the Sellers in the circumstances, and as such is a liquidated damages payment and is not intended to be a penalty, (ii) is Sellers' sole and exclusive remedy for those Buyer's or Buyer's Affiliates' breaches, defaults, failures, or other actions set forth in such sub-clause, (iii) is in reasonable proportion to the probable loss suffered by Seller, and (iv) the amount of Seller's actual loss is incapable or difficult of precise estimation.

* * * * *

Schedule A
Repayment Amount and Amortization Schedule

Part I – Determination of PI Repayment Amount

Within fifteen (15) Business Days of the date of receipt by Seller Parties of the Resale Notice, (a) each of PRE Lender and Borrower shall, for purposes of this Schedule A, designate an independent investment bank of international repute and having substantial experience in mergers and acquisition transactions in the international oil and gas industry (each such investment bank the relevant Party's **"Valuation Designee")**, and promptly upon such designation each Party shall deliver written notice to the other Party specifying the name and contact information of its Valuation Designee; and (b) PRE Lender and Borrower shall mutually agree upon a reserves auditor with substantial experience in reserves and resource certification in the international oil and gas industry (which shall be the existing reserves auditor unless the Parties agree otherwise) and shall cause such reserves auditor to prepare the Termination Reserve and Resource Certification Report with an effective date of the Resale Date (the "**Termination Reserve Report**"). Each Party's Valuation Designee shall independently calculate the fair market value, in United States Dollars, of a 100% Participating Interest in the Assets as of the Resale Date (the **"Termination Appraisal Value"**) on the basis of the Termination Reserve Report and using a combination of methodologies accepted as common practice in the investment banking industry (collectively the **"Valuation Methodology"**) including but not limited to: (i) discounted cash flow analysis; (ii) selected trading company analysis; (iii) selected acquisition analysis; and (iv) the market capitalization of BPZ Resources on the Business Day immediately succeeding the Resale Date. Within the later of ninety (90) days of the Resale Date and forty-five (45) days after receipt of the Termination Reserve Report, each Party shall notify the other Party in writing of the Termination Appraisal Value calculated by its Valuation Designee (each such notice a "**Valuation Notice**"). For the avoidance of doubt, the Parties shall instruct their respective Valuation Designees to specify a set Termination Appraisal Value, and not a range of values.

A. If the Termination Appraisal Values calculated by the Parties' Valuation Designees are within ten percent (10%) of one another, then the "**Termination Value**" shall, for purposes of calculating the PI Repayment Amount, be the mathematical average of the Termination Appraisal Values proposed by the Parties' respective Valuation Designees.

B. If the Termination Appraisal Values proposed by the Parties' Valuation Designees are not within ten percent (10%) of one another, the Parties' Valuation Designees shall, within fifteen (15) Business Days of the delivery of the later of the two Valuation Notices, jointly designate an independent investment bank of international repute and having substantial experience in mergers and acquisition transactions in the international oil and gas industry' mutually agreeable to the Parties (such investment bank, the "**Third Party Valuation Consultant**") and the Third Party Valuation Consultant shall: (a) calculate the fair market value, in United States Dollars, of a 100% working interest in the Assets as of the Resale Date, subject to approval by its valuation committee, and (b) deliver written notice to the Parties specifying the amount so calculated, and such amount shall, for purposes of calculating the PI Repayment Amount, be the Termination Value; provided, however that the amount so determined shall not in any event be (x) greater than the higher of the Termination Appraisal Values determined by the Parties' Valuation Designees, or (y) less than the lower of the Termination Appraisal Values. For the avoidance of doubt, the Parties shall instruct the Third Party Valuation Consultant to specify a discrete Termination Appraisal Value, and not a range

of values. The fees and expenses of the Third Party Valuation Consultant shall be borne fifty percent (50%) by PRE Lender and fifty percent (50%) by Borrower.

Part II – Repayment Schedule

A. **Payment Schedule Prior to Bank Repayment Date**: During the period commencing on the first PRE Payment Date and ending on the Bank Repayment Date, Borrower shall pay the PI Repayment Amount (determined in accordance with this Schedule A) to the PRE Lender in the installment amounts (plus interest accrued on the Senior PI Repayment Amount) and on the PRE Payment Dates specified in the schedule below, or if any such date is not a Business Day then on the next succeeding Business Day. If the Bank Repayment Date does not occur by October 15, 2015, then on the 15th of each October, January, April and July until the Bank Repayment Date and on the next such date after the Bank Repayment Date, Borrower shall make a payment on each such date of $4,000,000 plus accrued interest on the Senior PI Repayment Amount at the Applicable Rate. Prior to the Determination Date, interest shall accrue and be payable on the Senior PI Repayment Amount. If the PI Repayment Amount is determined to be less than the Senior PI Repayment Amount, Borrower will receive a credit for the overpayment of interest on the next PRE Payment Date. If the PI Repayment Amount is determined to be more than the Senior PI Repayment Amount, interest on such excess amount shall accrue (but will not be payable) for the period between the Resale Date and the Bank Repayment Date and on the Bank Repayment Date all such accrued interest shall be capitalized into the PI Repayment Amount.

PRE Payment Date	**PRE Lender Amount ($)**
October 15, 2013	$4,000,000
January 15, 2014	$4,000,000
April 15, 2014	$4,000,000
July 15, 2014	$4,000,000
October 15, 2014	$4,000,000
January 15, 2015	$4,000,000
April 15, 2015	$4,000,000
July 15, 2015	$4,000,000

B. **Payments to PRE Lender After the Bank Repayment Date**. After the Bank Repayment Date, the balance of the PI Repayment Amount (if any) and any accrued interest will be repaid by Borrower in quarterly installments of $10,000,000, payable in arrears on the 15th of each October, January, April and July, or if any such date is not a Business Day then on the next succeeding Business Day, beginning with the first such date following the last PRE Payment Date specified in Part II.A above; provided, however, that, Borrower will make an additional quarterly payment (a "**PRE Prepayment**") equal to (x) 49% of the Cash Flow for the preceding fiscal quarter minus (y) $10,000,000 if but only if BPZ E&P would still have a minimum cash balance (excluding cash collateral) of not less than $40,000,000 immediately after making any PRE Prepayment.

Part III - Acceleration; Discharge

Acceleration of PI Repayment Amount. Upon the occurrence of an Event of Default that is continuing, PRE Lender shall be entitled to accelerate any future repayments of the PI Repayment Amount and to enforce the Security Agreements; provided that prior to the Bank Repayment Date, such acceleration and enforcement is permitted by the Intercreditor Agreement.

Part IV – General Dispositions and Covenants

A. **Right to Make Payments**. Notwithstanding references herein to payments from or by Borrower, any of Borrower, Sellers or any of their Affiliates shall be entitled to make any such payment.

B. **Covenants**: For the period beginning on the Resale Date and ending on the PRE Lender Repayment Date, Borrower covenants and agrees with PRE Lender as follows:

(i) Borrower shall (A) not, without the prior written consent of PRE Lender, such consent not to be unreasonably be withheld or conditioned, amend either of the Bank Credit Facilities in a manner that: (i) alters the amortization or the maturity of the loans thereunder, or (ii) increases the interest rates applicable to loans thereunder; and (B) provide PRE Lender with true and complete copies of any amendments made to either of the Bank Credit Facilities or the Bank Security promptly after the execution thereof;

(ii) Borrower shall, and shall cause all guarantors of the PI Repayment Amount to, comply with the negative covenants contained in Sections 7.9 (Debt), 7.10 (Negative Pledge), 7.11 (Transactions with Affiliates), 7.12 (Line of Business), 7.15 (Mergers), 7.18 (Restricted Payments), 7.19 (Investments), 7.20 (Sale Leasebacks), 7.21 (Limitation on Capital and Exploratory Expenditures), 7.23 (Derivative Transactions) and 7.28 (Sales of Oil and Gas) of the credit agreement governing the BPZ E&P Facility (as amended and in effect on the Signing Date and which covenants shall be deemed to remain in effect after the Bank Repayment Date); and

(iii) in the event that the PRE Lender Repayment Date shall not have occurred, promptly after the Bank Repayment Date, Borrower shall deliver to PRE Lender a power of attorney with respect to the License in substantially the same form as the power of attorney granted with respect thereto as part of the Bank Security.

Part V – Certain Defined Terms

Applicable Rate means a rate per annum equal to 3 month "LIBOR" (as such term is defined in and calculated in accordance with the credit agreement governing the BPZ E&P Facility as in effect on the Signing Date) plus 9.0%.

Bank means Credit Suisse AG, Cayman Island Branch and its Affiliates or any successor agent under the Bank Credit Facilities.

Bank Credit Facilities means the BPZ E&P Facility and the EENE Facility.

Bank Principal Repayment Date means a date on which any payment of principal is due under any Bank Credit Facility.

Bank Repayment Date means the first date on which both of the Bank Credit Facilities have been repaid in full.

Bank Security means the security agreements (including the Flow Trust) which secure the Bank Credit Facilities against any assets of BZP E&P or participating units of Newco.

BPZ E&P Facility means the credit facility established under the credit agreement dated July 6, 2011 among BPZ E&P as borrower, the lenders party thereto, the guarantors party thereto and Bank as administrative agent and collateral agent, as amended.

Capital and Exploratory Expenditures has the meaning set forth in the Carry Agreement (as if such agreement was in effect on and after the Resale Date).

Cash Flow means, with respect to the Assets, the Margin less Capital and Exploratory Expenditures.

Determination Date means the date that the Termination Value is finally determined in accordance with Part I of this Schedule A.

EENE Facility means the credit facility established under the credit agreement dated January 27, 2011 among Empresa Eléctrica Nueva Esperanza S.R.L.as borrower, the lenders party thereto, the guarantors party thereto and Bank as administrative agent and collateral agent, as amended.

Event of Default has the meaning set forth in the Intercreditor Agreement on the Signing Date (and such definition shall be deemed to remain in effect until the PRE Lender Repayment Date).

Flow Trust means the flow trust under the BPZ E&P Facility as amended on the Signing Date.

Intercreditor Agreement means the intercreditor agreement dated the Signing Date among Bank, PRE Lender, Borrower and various other parties.

Margin means, with respect to the Assets, cash operating revenues less royalties and cash direct and indirect charges (other than Capital and Exploratory Expenditures) permitted by Sections II and III of the Accounting Procedure attached to the JOA (which provisions are incorporated herein in the same form as they exist on the Signing Date).

Outstanding Amount means at the Resale Date any unfunded amount of the Maximum Carry Amount (as adjusted).

PI Repayment Amount means an amount in Dollars equal to the sum of: (a) 49% of the Termination Value, less (b) any Outstanding Amount as of the Resale Date, plus (c) amounts

paid or deemed to be paid by Buyer in respect of joint billing statements under the JOA for the Buyer's 49% share of Operating Expenses, less (d) an amount equal to the amount of cash distributed (prior to any deduction for Operating Expenses) (or, in the case of Hydrocarbons delivered to Buyer, the sale price of such Hydrocarbons prior to any deduction for Operating Expenses) to Buyer pursuant to the JOA; (e) plus any amounts outstanding at the Resale Date under the 51 CEE Note(s).

PRE Lender Repayment Date means the first date on which PI Secured Obligations have been repaid in full.

Senior PI Repayment Amount means the lesser of (a) the PI Repayment Amount and (b) the aggregate amount of all loans evidenced by the Initial Note, the Final Note, the 51 CEE Note and the 49 CEE Note that were actually made by PRE Lender to Borrower under the Stock Purchase Agreement prior to the Resale Date.

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